EXHIBIT 99.5
13D GROUP AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of May 25, 2021, by and among (1) Lionbridge Capital I, LP, Lionbridge GP, LLC, Lionbridge Capital GP, LLC, Lionbridge Asset Management, LLC, The Ravenswood Investment Company, L.P., Ravenswood Investments III, L.P., Ravenswood Management Company, L.L.C., Robotti & Company, Incorporated, Robotti & Company Advisors, LLC, Robotti Securities, LLC, Robert E. Robotti, Gregory Morillo, Thomas Ferguson, Mark C. Gelnaw, Raymond V. Marino II and John S. Moran, on the one hand (collectively, the “Lionbridge Robotti Group”), and (2) Winthrop Realty Partners, L.P. and Michael L. Ashner (collectively, “Winthrop” and together with members of the Lionbridge Robotti Group, each a “Party,” and collectively, the “Parties” or the “Group”).
RECITALS
WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of CIM Commercial Trust Corporation, a Maryland corporation (the “Company”); and
WHEREAS, the Parties desire to form “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for the purpose of (1) the Parties acting as participants in soliciting stockholders to vote “FOR” the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo, (2) taking all other action necessary to achieve the foregoing, and (3) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:
1. Each of the undersigned agrees to form a group with respect to the securities of the Company.  In furtherance of the foregoing and in accordance with Rule 13d-1(k) under the Exchange Act, the Parties agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, $0.001 par value, of the Company, and further agree that this Agreement shall be included as an Exhibit to such joint filing(s).  The Parties further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
2. Capitalized terms in this Section 2 that are not otherwise defined shall have the respective meanings assigned thereto the Articles of Amendment and Restatement of the Company.  So long as this Agreement is in effect, each of the undersigned shall provide written notice to each other, such notice to be given no later than four (4) hours after each such transaction, of (a) any of their purchases or sales of Capital Stock of the Company, or (b) any Capital Stock of

the Company over which they acquire or dispose of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act); provided, however, that each Party agrees not to purchase or sell Capital Stock of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the Capital Stock of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; and, provided, further, however, at such time as the Group Beneficially owns or Constructively Owns shares of Capital Stock of the Company in excess of one percent less than the Aggregate Stock Ownership Limit, which is currently 6.25%, no Party hereto shall purchase or beneficially acquire any additional Capital Stock of the Company without the unanimous consent of all of the Parties hereto.  In no event will any Party take any action, or fail to take any action, that would result in the Group being the Beneficial Owner or Constructive Owner of Common Stock in excess of 6.25% of the total number of outstanding shares of Common Stock.
3. Each of the undersigned agrees to form the Group solely for the purpose of (a) the Parties acting as participants in soliciting stockholders to vote “FOR” the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo, (b) taking all other action necessary to achieve the foregoing and (c) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.
4. Each of the Lionbridge Robotti Group and Winthrop shall be responsible for paying its own legal fees and expenses incurred in connection with the Group’s activities.  The Lionbridge Robotti Group shall be responsible for the preparation of the materials to be used in the solicitation, and shall bear the cost of the preparation of such materials, but each Party shall bear the costs of its review of such materials.
5. Each of the Parties hereto agrees that any SEC filing or other public announcement proposed to be made or issued by the Group or any member of the Group in connection with or relating to the Group’s activities outlined in Section 3 shall be as directed jointly by the Lionbridge Robotti Group and Winthrop, and each of the Lionbridge Robotti Group and Winthrop shall be provided written notice of and a reasonable opportunity to review and comment upon any such SEC filing or public announcement, as applicable.  The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities outlined in Section 3.
6. The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7. This Agreement may be executed in counterparts (including by facsimile transmission or portable document format (PDF) or other electronic formats), each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.  Electronic signatures may be used in place of original signatures on this Agreement.  Each Party hereto intends to be bound by the signatures on the electronic document, are aware that the other Parties hereto will rely on the electronic signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.  Delivery of an executed signature page of this Agreement by facsimile or by .pdf, .jpeg, .TIFF or other electronic format attached as an electronic mail attachment shall be effective as delivery of a manually executed counterpart hereof.
8. This Agreement is governed by and will be construed in accordance with the laws of the State of New York.  In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.
9. The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the Parties.  Notwithstanding the foregoing, any Party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other Parties.
10. The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties hereto.
11. Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 1 of this Agreement.
12. Nothing contained in this Agreement shall create any partnership or joint venture relationship between the Parties hereto.
13. All notices hereunder shall be given by email addressed as set forth below and shall be deemed given at the earlier of when received by all addressees of the respective group set forth below or when acknowledged by any addressee of a group:
If to the Lionbridge Robotti Group, to each of: moran@Robotti.com, greg@lionbridgecap.com and PFetzer@foley.com; and if to Winthrop, to each of: mashner@winthropcapital.com, sashner@winthropcapital.com and dheymann@meltzerlippe.com.
[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.
Lionbridge Capital I, LP
By: Lionbridge Capital GP, LLC, its
General Partner

By:	/s/ Gregory Morillo
Name: Gregory Morillo
Title: Managing Member

Lionbridge Capital, LP
By: Lionbridge GP, LLC, its
General Partner

By:	/s/ Gregory Morillo
Name: Gregory Morillo
Title: Managing Member

Lionbridge Capital GP, LLC

By:	/s/ Gregory Morillo
Name: Gregory Morillo
Title: Managing Member

Lionbridge GP, LLC

By:	/s/ Gregory Morillo
Name: Gregory Morillo
Title: Managing Member

Lionbridge Asset Management, LLC

By:	/s/ Gregory Morillo
Name: Gregory Morillo
Title: Managing Member

Ravenswood Management Company, L.L.C.

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

The Ravenswood Investment Company, L.P.
By: Ravenswood Management Company, L.L.C., its General Partner

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: Managing Member

Ravenswood Investments III, L.P.
By: Ravenswood Management Company, L.L.C., its General Partner

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: Managing Member

Robotti & Company Advisors, LLC

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

Robotti Securities, LLC

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company, Incorporated

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

Winthrop Realty Partners, L.P.

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

Individuals:

/s/ Gregory Morillo
Gregory Morillo

/s/ Robert E. Robotti
Robert E. Robotti

/s/ Thomas D. Ferguson
Thomas D. Ferguson

/s/ Mark C. Gelnaw
Mark C. Gelnaw

/s/ Raymond V. Marino II
Raymond V. Marino II

/s/ John S. Moran
John S. Moran

/s/ Michael L. Ashner
Michael L. Ashner